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                                                                      EXHIBIT 21




                                STERLING BANCORP

                         Subsidiaries of the Registrant





a)    Sterling National Bank & Trust Company of New York

b)    Standard Factors Corporation/Sterling Factors

c)    Sterling Industrial Loan Association

d)    Universal Finance Corporation

e)    Sterling Banking Corporation